UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016 (January 28, 2016)
_________________________________
The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
_________________________________

Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On January 28, 2016, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”) as a virtual meeting and shareholders were able to participate in the Annual Meeting, vote and submit questions via live webcast.

At the close of business on December 3, 2015, the record date for the determination of shareholders entitled to vote at the Annual Meeting, there were 61,525,084 Common Shares of the Company issued and outstanding, each share being entitled to one vote. At the Annual Meeting, the holders of 58,273,167 Common Shares, or approximately 95% of the outstanding Common Shares, were represented in person or by proxy and, therefore, a quorum was present.

At the Annual Meeting, the Company's shareholders voted on the following matters:

Proposal 1 - Election of Directors.

Each of Adam Hanft, Stephen L. Johnson and Katherine Hagedorn Littlefield was elected as a director of the Company to serve for a term expiring at the Annual Meeting of Shareholders to be held in 2019. The results of the vote were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Adam Hanft	49,035,551	6,526,509	2,711,107

Stephen L. Johnson	50,273,282	5,288,778	2,711,107

Katherine Hagedorn Littlefield	53,084,022	2,478,038	2,711,107

Proposal 2 - Advisory Vote on the Compensation of the Company's Named Executive Officers.

The compensation of the Company's named executive officers was approved on an advisory basis. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,800,772	474,294	286,994	2,711,107

Proposal 3 - Ratification of the Selection of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2016.

The Audit Committee's selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm was ratified. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
56,801,036	1,348,332	123,799

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: February 3, 2016	By: /s/ IVAN C. SMITH
Printed Name: Ivan C. Smith
Title: Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

3